Exhibit 10.2

Execution Version

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of September 29, 2015 among ORBITAL ATK, INC., a Delaware corporation (the “Borrower”), the other parties identified as “Obligors” on the signature pages hereto and such other parties that may become Obligors hereunder after the date hereof (together with the Borrower, individually an “Obligor”, and collectively the “Obligors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans and issue Letters of Credit upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Definitions.

(a)                                 Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

(b)                                 The following terms shall have the meanings set forth in the UCC (defined below):  Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Company Security, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(c)                                  In addition, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Control” has the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright License” means any written agreement, naming any Obligor as licensor or licensee, granting any right under any Copyright.

“Copyrights” means (i) all copyrights registered in the United States or any other country in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof, or otherwise, and (ii) all renewals thereof.

“Excluded Pledged Equity” any Equity Interests of a Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in excess of sixty-six percent (66%) (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of all issued and outstanding Equity Interests of such Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Intellectual Property” means, collectively, the Patents, Trademarks, Copyrights, Technology and Intellectual Property Licenses.

“Intellectual Property Licenses” means, collectively, Copyright Licenses, Patent Licenses, Trademark Licenses and Technology Licenses.

“Material Intellectual Property” means any software, data, databases, trade secrets and federally registered Copyrights, Patents and Trademarks, in each case, owned by or licensed to an Obligor and material to the conduct of the business of the Obligors, taken as a whole.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (i) all patents of the United States or any other country, and (ii) all applications for patents of the United States or any other country and all reissues, reexaminations, divisions, continuations and continuations-in-part thereof.

“Pledged Equity” means, with respect to each Obligor, (i) one hundred percent (100%) of the issued and outstanding Equity Interests of each Domestic Subsidiary that is directly owned or hereafter acquired by such Obligor and (ii) sixty-six percent (66%) (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary that is directly owned by such Obligor, including the Equity Interests of the Subsidiaries owned by such Obligor as set forth on Schedule 1 hereto, in each case together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1)                                 all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2)                                 in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor.

“Technology” means, collectively, all trade secrets, know how, technology (whether patents or not), rights in Software (including source code and object code), rights in data and databases, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, now existing or hereafter adopted or acquired.

“Technology License” means any agreement, whether written or oral, providing for the grant by or to an Obligor of any right to manufacture, use or sell any Technology.

“Trademark License” means any agreement, written or oral, providing for the grant by or to an Obligor of any right to use any Trademark.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2.                                      Grant of Security Interest in the Collateral.  To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):  (a) all Accounts; (b) all Chattel Paper; (c) those certain Commercial Tort Claims set forth on Schedule 2 hereto as it may be supplemented from time to time; (d) all Copyrights; (e) all Copyright Licenses; (f) all Deposit Accounts; (g) all Documents; (h) all Equipment; (i) all Fixtures; (j) all General Intangibles; (k) all Instruments; (l) all Inventory; (m) all Investment Property; (n) all Letter-of-Credit Rights; (o) all Money; (p) all Patents; (q) all Patent Licenses; (r) all Payment Intangibles; (s) all Pledged Equity; (t) all Software; (u) all Supporting Obligations; (v) all Trademarks; (w) all Trademark Licenses; (x)

all Technology; (y) all Technology Licenses; and (z) all Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that an Obligor may from time to time hereafter deliver additional Equity Interests to the Administrative Agent as collateral security for the Secured Obligations.  Upon delivery to the Administrative Agent, such additional Equity Interests shall be deemed to be part of the Pledged Equity of such Obligor and shall be subject to the terms of this Agreement whether or not Schedule 1 hereto is amended to refer to such additional Equity Interests.

Notwithstanding anything to the contrary contained herein, (A) the security interests granted under this Agreement shall not extend to, and the Collateral shall not include (collectively, the “Excluded Collateral”):  (1) (x) any General Intangible, permit, lease, license, contract or other instrument of an Obligor if the grant of a security interest in such General Intangible, permit, lease, license, contract or other instrument in the manner contemplated by this Agreement is prohibited under the terms of such General Intangible, permit, lease, license, contract or other instrument and would result in the termination thereof or give the other parties thereto (other than the Borrower or any of its wholly-owned Restricted Subsidiaries) the right to terminate, accelerate or otherwise alter such Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both) and (y) any property if the grant of a security interest in such property is prohibited, or requires the consent of a Governmental Authority, under Applicable Law; provided that (i) any such limitation described above on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other Applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any Applicable Law, General Intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such property, General Intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder; (2) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed); (3) Equipment owned by any Obligor that is subject to a purchase money Lien or a Capitalized Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capitalized Lease) prohibits or requires the consent of any Person other than the Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment, (4) any asset subject to a Permitted Lien incurred pursuant to clause (m) or (v) of Section 9.1 of the Credit Agreement, to the extent the grant of a security interest in such asset is prohibited by a contract with a customer of an Obligor (including any Governmental Party) with respect to such asset and until the release or termination of such Lien in favor of the lienholder in respect of such asset, (5) Excluded Pledged Equity, (6) any treasury stock of the Borrower or other margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), in each case, unless the Lenders have made any necessary filings with the Federal Reserve Board in connection therewith, (7) interests in partnerships,  joint ventures and non-wholly-owned subsidiaries to the extent prohibited by the terms of any applicable organizational document, joint venture, partnership or shareholders’ agreement or debt instruments of such entity (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), (8) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of UCC financing statements in the applicable Obligor’s jurisdiction of incorporation or organization, (9) any property that would otherwise be included in the Collateral if and to the extent such property consists of segregated deposits permitted by clause (e), (f) or (t) of Section 9.1 of the Credit Agreement to the extent the grant of a security interest in such deposit is prohibited by a third party contract governing such deposit or applicable law, (10) any asset subject to a Lien permitted by clause (i) or (j) of Section 9.1 of the Credit Agreement, if and for so long as the contractual obligation governing such Lien prohibits the Lien of this Agreement from applying to such assets and (11) Deposit Accounts the balance of which consists (x) exclusively of withheld income taxes, employment taxes, or amounts required to be paid over to certain employee benefit plans and (y) segregated deposit accounts constituting and the balance of which consists solely of funds set aside in connection with tax, payroll and trust accounts; and (B) no mortgages shall be required with respect to owned or leased real property.

Notwithstanding anything to the contrary herein, the Obligors make no representations or warranties hereunder, and the covenants hereunder shall not apply, in respect of the Excluded Collateral (but only for so long as it remains Excluded Collateral).

The Obligors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (a) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (b) is not to be construed as a present assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.                                      Representations and Warranties.  Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, that:

(a)                                 Ownership.  Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same free and clear of all Liens except for Permitted Liens.

(b)                                 Security Interest/Priority.  This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of such Obligor securing the payment and performance of the Secured Obligations and, when properly perfected by filing in the appropriate offices against such Obligor, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing a UCC financing statement under the UCC, free and clear of all Liens except for Permitted Liens.  The taking possession by Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments and, when properly perfected by filing, registration or control, in all other Pledged Equity and instruments securing the Secured Obligations.  Except as set forth in Section 3(f)(ii), no action is necessary to perfect in such Pledged Equity.  With respect to any Collateral consisting of a Deposit Account, Security Entitlement or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting Control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c)                                  [Intentionally Omitted].

(d)                                 Accounts.  No Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper, to the extent required by Section 4.1(a)(i), has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent.

(e)                                  Equipment and Inventory.  As of the Closing Date, such Obligor’s Equipment and Inventory are kept at the locations listed on Schedule 3, except for (i) Equipment or Inventory in transit or out for repair or (ii) Equipment or Inventory located at subcontractor facilities, launch locations or other customer locations in the ordinary course of business.

(f)                                   Pledged Equity.

(i)                                     Authorization of Pledged Equity.  All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights, warrants, options or other rights to purchase of any Person, or equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible, into, or that requires the issuance and sale of, any of the Pledged Equity, except to the extent permitted under the Loan Documents.

(ii)                                  Obligor’s Authority.  Except for (a) the filing or recording of UCC financing statements, (b) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (c) filings with the United States Securities and Exchange Commission pursuant to applicable Requirements of Law, (d) such actions as may be required by Laws affecting the offering and sale of securities, (e) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries and (f) consents, authorizations, filings or other actions which have been obtained or made, no authorization, approval or action by, and no notice or filing with, any Governmental Authority or with the issuer of any Pledged Equity or any other Person is required either for the pledge made by an Obligor or for the granting of the security interest by an Obligor pursuant to this Agreement.

(iii)                               [Intentionally Omitted].

(iv)                              [Intentionally Omitted].

(g)                                  No Other Equity Interests, Instruments, Etc.  As of the Closing Date, no Obligor owns any certificated Equity Interests that are required to be pledged and delivered to the Administrative Agent hereunder other than as set forth on Schedule 1 hereto, and all such certificated Equity Interests have been delivered to the Administrative Agent. As of the Closing Date, no Obligor holds any Instrument in the form of a promissory note evidencing an amount equal to or greater than $1,000,000 other than as set forth on Schedule 1 hereto.

(h)                                 Partnership and Limited Liability Company Interests.  Except for (x) any certificated Pledged Equity delivered to the Administrative Agent, (y) Cash Equivalents and (z) Investments permitted pursuant to Section 9.2(d) of the Credit Agreement, as of the Closing Date, none of the Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(i)                                     Consents; Etc.  There are no restrictions in any Organizational Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement.  Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Agreement that cannot be perfected by filing, (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, (vi) consents, authorizations, filings or other actions which have been obtained or made and (vii) the taking of the actions contemplated by Section 4(f) with respect to Commercial Tort Claims, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, or (B) the perfection of such security interest in Collateral which may be perfected by the filing of a financing statement under the UCC or a filing with the United States Copyright Office.

(j)                                    Commercial Tort Claims.  To the knowledge of the Borrower, as of the Closing Date, no Obligor has any Commercial Tort Claims other than as set forth on Schedule 2 hereto.

(k)                                 Intellectual Property.

(i)                                     As of the Closing Date, each Material Intellectual Property of such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(ii)                                  As of the Closing Date, to such Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Material Intellectual Property of any Obligor.

(iii)                               As of the Closing Date, to such Obligor’s knowledge, no action or proceeding is pending seeking to limit, cancel or question the validity of any Material Intellectual Property of such Obligor.

(iv)                              All applications pertaining to the Material Intellectual Property of each Obligor have been duly and properly filed, and all registrations pertaining to such Material Intellectual Property have been duly and properly filed and issued, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(v)                                 Except as permitted pursuant to the Credit Agreement, no Obligor has made any assignment or agreement in conflict with the security interest in the Material Intellectual Property of any Obligor hereunder.

(l)                                     Deposit Accounts and Securities Accounts.

Set forth on Schedule 4 is a list identifying each Deposit Account of an Obligor and each Securities Account of an Obligor (including, in each case, the institution where such account is maintained, and the account number) in which a balance in excess of $1,000,000 is maintained as of the Closing Date.

4.                                      Covenants. Each Obligor covenants that until such time as the Secured Obligations (other than contingent indemnification obligations not then due) arising under the Loan Documents have been paid in full in cash, the Commitments have expired or been terminated and all Letters of Credit have been terminated or expired (or been cash collateralized), such Obligor shall:

(a)                                 Instruments/Chattel Paper/Pledged Equity/Control.

(i)                                     Instruments; Tangible Chattel Paper; Documents.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, ensure that such Instrument or Tangible Chattel Paper is either in the possession of such Obligor or, if requested by the Administrative Agent in respect of any such Collateral with an individual value equal to or greater than $1,000,000, is delivered to the Administrative Agent (1) in the case of Instruments, duly endorsed in a manner satisfactory to the Administrative Agent or (2) in the case of Tangible Chattel Paper, marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii)                                  Delivery of Certificates.  Deliver to the Administrative Agent promptly (or no later than the date required by Section 8.12(b) of the Credit Agreement, if applicable) upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity.  Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto.  All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto or as otherwise approved by the Administrative Agent.

(b)                                 Filing of Financing Statements, Notices, etc.  Each Obligor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to preserve the security interests of the Administrative Agent hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Patents registered in the United States, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i) hereto, (C) with regard to Trademarks registered in the United States, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto, (D) with regard to Copyrights registered in the United States and exclusive Copyright Licenses, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(iii), (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and preserve the Administrative Agent’s rights and interests hereunder; provided, however that this Section 4(b) shall not obligate any Obligor to otherwise undertake collateral perfection or protection obligations not otherwise required under the Loan Documents (it being understood that perfection obligations with respect to Collateral that is perfected by delivery or control shall only be as expressly required pursuant to other provisions of this Agreement, and, except as expressly provided above, actions with respect to Collateral that is not subject to perfection under the UCC shall not be required).  With respect to any Patents, Trademarks or Copyrights registered in the United States, no Obligor nor any Subsidiary shall be required to disclose (x) any materials subject to a confidentiality obligation binding upon such Obligor or Subsidiary to the extent such disclosure would violate such obligations or (y) any communications protected by attorney-client privilege the disclosure or inspection of which would waive such privilege; provided, however, that each Obligor shall nonetheless preserve the security interests of the Administrative Agent hereunder.  Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Obligor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary or appropriate, in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated.  Subject to the limitations set forth in Section 5, each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same.

(c)                                  Other Liens.  Defend the Collateral against Liens therein other than Permitted Liens.

(d)                                 [Intentionally Omitted].

(e)                                  Treatment of Accounts.  Not grant or extend the time for payment of any Account, or adjust, compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as normal and customary in the ordinary course of an Obligor’s business or as otherwise determined in such Obligor’s reasonable business judgment.

(f)                                   Commercial Tort Claims.  (i) Promptly forward to the Administrative Agent an updated Schedule 2 hereto listing any and all Commercial Tort Claims seeking damages greater than $1,000,000 acquired by or in favor of such Obligor and (ii) upon the request of the Administrative Agent, execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in such Commercial Tort Claims initiated by or in favor of any Obligor.

(g)                                  [Intentionally Omitted].

(h)                                 [Intentionally Omitted].

(i)                                     Issuance or Acquisition of Interests in Partnerships and Limited Liability Companies.  Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any uncertificated Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(j)                                    Intellectual Property.

(i)                                     Not do any act or knowingly omit to do any act whereby any Copyright that is Material Intellectual Property could reasonably be expected to become invalidated and not do any act, or knowingly omit to do any act, whereby any Copyright that is Material Intellectual Property could reasonably be expected to become injected into the public domain.

(ii)                                  Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Obligor hereunder (except as permitted by the Credit Agreement).

(iii)                               (A) Continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force free from any claim of abandonment for non-use, unless such Obligor determines, in its reasonable business judgment, that such Trademark that is Material Intellectual Property is no longer necessary or appropriate for use in its business, (B) not adopt or use any mark that is confusingly similar or a colorable imitation of each Trademark that is Material Intellectual Property unless the Administrative Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (C) except as would not reasonably be expected to have a Material Adverse Effect, not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark that is Material Intellectual Property may become invalidated.

(iv)                              Not do any act, or omit to do any act, whereby any Patent that is Material Intellectual Property could reasonably be expected to become abandoned or dedicated.

(v)                                 Upon request of the Administrative Agent, each Obligor shall, promptly following the delivery of any certificate pursuant to Section 8.2(g) of the Credit Agreement, (x) provide to the Administrative Agent (1) with regard to the Patents of such Obligor identified in such certificate, an executed Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(i) hereto, (2) with regard to Trademarks of such Obligor identified in such certificate, an executed Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 4(b)(ii) hereto, and (3) with regard to Copyrights of such Obligor identified in such certificate, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 4(b)(iii), and (y) file each such instrument with the United States Patent and Trademark Office or United States Copyright Office, as applicable.

(vi)                              Upon request of the Administrative Agent, such Obligor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the holders of the Secured Obligations in any Patent or Trademark in the Collateral and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(vii)                           Take all necessary steps in such Obligor’s reasonable business judgment, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark that is Material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(viii)                        Each Obligor shall take such actions in response to any infringement, misappropriation or dilution by a third party of any Patent or Trademark that is Material Intellectual Property (including promptly notifying the Administrative Agent) as it deems appropriate in its reasonable business judgment under the circumstances to protect such Patent or Trademark.

(ix)                              Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Obligor hereunder (except as permitted by the Credit Agreement).

(k)                                 Insurance.  To the extent required by the Credit Agreement, insure, repair and replace the Collateral of such Obligor.

5.                                      Authorization to File Financing Statements.  Each Obligor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning); provided, however, that if requested by the Borrower, any such financing statement or amendment shall specifically identify any Excluded Property that is not subject thereto.

6.                                      Advances.  On the failure of any Obligor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which it may be compelled to make by operation of Law.  All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the rate of interest then in effect pursuant to Section 5.1(c) of the Credit Agreement.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default.  The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.                                      Remedies.

(a)                                 General Remedies.  Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the

Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended.  Neither the Administrative Agent’s compliance with Applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale.  To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 12.1 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933, as amended), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, as amended, and the Administrative Agent may, in such event, bid for the purchase of such securities.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by Applicable Law, any holder of Secured Obligations may be a purchaser at any such sale.  To the extent permitted by Applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale.  Subject to the provisions of Applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)                                 Remedies relating to Accounts.  During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Obligor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including, without limitation, by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts.  Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the

Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as provided herein.  Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.  Furthermore, during the continuation of an Event of Default, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications, (ii) upon the Administrative Agent’s request and at the expense of the Obligors, the Obligors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(c)                                  Access.  In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise.  In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.  Notwithstanding the foregoing, no Obligor nor any Subsidiary shall be required to disclose (x) any materials subject to a confidentiality obligation binding upon such Obligor or Subsidiary to the extent such disclosure would violate such obligations or (y) any communications protected by attorney-client privilege the disclosure or inspection of which would waive such privilege.

(d)                                 Nonexclusive Nature of Remedies.  Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option.  No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein.  To the extent permitted by Law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder.  The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

(e)                                  Retention of Collateral.  In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of Applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations.  Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f)                                   Deficiency.  In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the rate of interest then in effect pursuant to Section 5.1(c) of the Credit Agreement, together with the costs of collection and the fees, charges and disbursements of counsel.  Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g)                                  Certain Agreements of Obligors As Holders of Equity Interests.  In the case of each Obligor which owns Pledged Equity in a partnership, limited liability company or other entity in which another Obligor owns Pledged Equity in such partnership, limited liability company or other entity, such Obligor hereby consents to the pledge by each such other Obligor, pursuant to the terms hereof, of the Pledged Equity in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default and receipt of written notice from the Administrative Agent, to the transfer of such Pledged Equity to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.  Each issuer of Pledged Equity that is a party hereto agrees upon the occurrence and during the continuance of an Event of Default to comply with all instructions of the Administrative Agent with respect to its Pledged Equity without the consent of any Obligor.

(h)                                 Grant of License.  For the purpose of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Obligor hereby grants to the Administrative Agent an irrevocable, non-exclusive, worldwide, royalty-free (or any other obligation of payment) license, exercisable solely upon occurrence and during the continuance of an Event of Default,  to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Obligor, wherever the same may be located, other than in violation of any then-existing licensing arrangements and subject, in the case of Trademarks, to sufficient rights to quality control in favor of such Obligor to the extent necessary to avoid the risk of invalidation of any such Trademarks.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

(i)                                     Classified Information.  Anything in this Agreement to the contrary notwithstanding, in the event that the Administrative Agent, acting as authorized pursuant to this Agreement or any of the Loan Documents, seeks to exercise any rights or remedies upon the occurrence and during the continuance of an Event of Default that will require it to have access to Collateral that constitutes information designated by a Governmental Party as classified or which cannot be held by or disclosed to the Administrative Agent under applicable laws, rules, regulations or orders relating to national security (“Classified Information”), (i) the Administrative Agent may only exercise such rights or remedies to the extent that it can Dispose of such Classified Information to any Person (an “Authorized Person”) that is permitted to hold and have access to such Classified Information under applicable laws, rules, regulations or orders relating to national security, and (ii) if the Administrative Agent is unable to obtain a clearance or other governmental approval required to have such access or to Dispose of such Classified Information to an Authorized Person within a reasonable time after seeking to exercise its remedies upon the occurrence and during the continuance of an Event of Default, each Grantor shall Dispose of all Classified Information in compliance with the applicable laws, rules regulations and orders and as the Administrative Agent may direct, with the proceeds of such Disposition to constitute Collateral hereunder and to be payable directly, to the extent permitted under any such applicable laws, rules, regulations and orders relating to national security, to the Administrative Agent for the benefit of the Secured Parties.

8.                                      Rights of the Administrative Agent.

(a)                                 Power of Attorney.  In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i)                                     to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii)                                  to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii)                               to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv)                              to receive, open and dispose of mail addressed to an Obligor, endorse and collect checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to, such Collateral;

(v)                                 to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi)                              to adjust and settle claims under any insurance policy relating thereto;

(vii)                           to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii)                        to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix)                              to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x)                                 to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi)                              to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii)                           to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii)                        to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv)                       to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv)                          to do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Loan Documents have been paid in full and the Commitments have expired or been terminated.  The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so.  The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct.  This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b)                                 Assignment by the Administrative Agent.  The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c)                                  The Administrative Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.  In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d)                                 Liability with Respect to Accounts.  Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account.  Neither the Administrative Agent nor any holder of Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any holder of Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of Secured Obligations be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e)                                  Voting and Payment Rights in Respect of the Pledged Equity.

(i)                                     So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose permitted by this Agreement or the Credit Agreement and (B) subject to the requirements of this Agreement, receive and retain any and all dividends, principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii)                                  During the continuance of an Event of Default and upon receipt of written notice from the Administrative Agent, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

(f)                                   Releases of Collateral.  Liens on the Collateral will be released in accordance with Section 11.9 of the Credit Agreement.

9.                                      Application of Proceeds.  Any proceeds of the Collateral received by the Administrative Agent in connection with the exercise of remedies pursuant to the Security Documents will be applied in reduction of the Secured Obligations in the order set forth in Section 10.4 of the Credit Agreement.

10.                               Continuing Agreement.

(a)                                 This Agreement shall remain in full force and effect until such time as the Secured Obligations (other than contingent indemnification obligations not then due) arising under the Loan Documents have been paid in full, the Commitments have expired or been terminated and all Letters of Credit have been terminated or expired (or been cash collateralized or for which other arrangements satisfactory to the applicable L/C Issuer in its sole discretion have been made), at which time this Agreement shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination.

(b)                                 This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any Debtor Relief Laws, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.                               Amendments; Waivers; Modifications, etc.  This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Sections 8(f), 10(a) and 20 of this Agreement and Section 12.2 of the Credit Agreement; provided that any update or revision to Schedule 2 hereto delivered by any Obligor shall not constitute an amendment for purposes of this Section 11 or Section 12.2 of the Credit Agreement.

12.                               Successors in Interest.  This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns.

13.                               Notices.  All notices required or permitted to be given under this Agreement shall be in conformance with Section 12.1 of the Credit Agreement.

14.                               Loan Document; Counterparts.  This Agreement is a Loan Document.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

15.                               Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

16.                               Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.  The terms of Sections 12.5 and 12.6 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

17.                               Severability.  If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

18.                               Entirety.  This Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

19.                               Other Security.  To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the

Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

20.                               Joinder.  At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement.  Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

21.                               Joint and Several Obligations of Obligors.

(a)                                 Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b)                                 Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors without preferences or distinction among them.

(c)                                  Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the documents relating to the Secured Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

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Each of the parties hereto has caused a counterpart of this Security and Pledge Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	ORBITAL ATK, INC.,
a Delaware corporation

	By:	/s/ Michael R. Williams
Name: Michael R. Williams
Title: Vice President and Treasurer

ORBITAL SCIENCES CORPORATION,
a Delaware corporation

	By:	/s/ Michael R. Williams
Name: Michael R. Williams
Title: Vice President and Treasurer

ALLIANT TECHSYTEMS OPERATIONS LLC,
a Delaware limited liability company

	By:	/s/ Michael R. Williams
Name: Michael R. Williams
Title: Vice President and Treasurer

ATK SPACE SYSTEMS INC.,
a Delaware corporation

	By:	/s/ Michael R. Williams
Name: Michael R. Williams
Title: Vice President and Treasurer

ATK LAUNCH SYSTEMS INC.,
A Delaware corporation

	By:	/s/ Michael R. Williams
Name: Michael R. Williams
Title: Vice President and Treasurer

Accepted and agreed to as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent

By:	/s/ Scott Santa Cruz
	Name:	Scott Santa Cruz
	Title:	Managing Director

EXHIBIT 4(a)(ii)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                                                    the following Equity Interests of                      , a              [corporation][limited liability company]:

No. of Shares	Certificate No.

and irrevocably appoints                                    its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer.  The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

[OBLIGOR]

By:
Name:
Title:

Dated:

EXHIBIT 4(b)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of September 29, 2015 (as the same may be amended, modified, restated or supplemented from time to time, the “Agreement”) by and among the Obligors from time to time party thereto (each an “Obligor” and collectively, the “Obligors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligors have granted a continuing security interest in and continuing lien upon, their respective patents and patent applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as a present assignment of any patent or patent application.

The security interest granted pursuant to this Notice is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Agreement and Obligors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest referenced hereunder are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall control.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of September 29, 2015 (as the same may be amended, modified, restated or supplemented from time to time, the “Agreement”) by and among the Obligors from time to time party thereto (each an “Obligor” and collectively, the “Obligors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligors have granted a continuing security interest in and continuing lien upon, their respective trademarks and trademark applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as a present assignment of any trademark or trademark application.

The security interest granted pursuant to this Notice is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Agreement and Obligors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest referenced hereunder are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall control.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

EXHIBIT 4(b)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security and Pledge Agreement dated as of September 29, 2015 (as the same may be amended, modified, restated or supplemented from time to time, the “Agreement”) by and among the Obligors from time to time party thereto (each an “Obligor” and collectively, the “Obligors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the holders of the Secured Obligations referenced therein, the undersigned Obligors have granted a continuing security interest in and continuing lien upon, their respective copyrights and copyright applications and exclusive copyright licenses shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

The undersigned Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest in the copyrights and copyright applications and exclusive copyright license set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as a present assignment of any copyright or copyright application or exclusive copyright license.

The security interest granted pursuant to this Notice is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Agreement and Obligors hereby acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest referenced hereunder are more fully set forth in the Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.  In the event that any provision of this Notice is deemed to conflict with the Agreement, the provisions of the Agreement shall control.

Very truly yours,

[Obligor]

By:
Name:
Title:

Acknowledged and Accepted:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:
Title: